Exhibit 10.1

SUBSCRIPTION AGREEMENT

Clean Energy Fuels Corp.

3020 Old Ranch Parkway, Suite 200

Seal Beach, California 90740

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.             This Subscription Agreement, including the Terms and Conditions For Purchase of the Shares and the Warrants attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between Clean Energy Fuels Corp., a Delaware corporation (the “Company”), and the Investor.

2.             The Company has authorized the sale and issuance to certain investors of (i) up to an aggregate of 4,419,192 shares (each a “Share,” and collectively, the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), (ii) warrants (the “Series I Warrants”) to purchase up to an aggregate of 3,314,394 shares of Common Stock in the ratio of 0.75 shares per share of Common Stock, in substantially the form attached hereto as Exhibit B, and (iii) warrants (the “Series II Warrants”) to purchase up to an aggregate of 1,136,364 shares of Common Stock, in the ratio of up to 0.257143 shares per share of Common Stock, in substantially the form attached hereto as Exhibit C, subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $7.92 per unit (the “Purchase Price”).  The Series I Warrants, together with the Series II Warrants, are collectively referred to herein as the “Warrants.”  The Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Shares and the Warrants, are referred to herein as the “Securities”.  The fractional amount of each of the Series I Warrants and the Series II Warrants are referred to herein as  the “Applicable Warrant Ratio”

3.             The offering and sale of the Shares and the Warrants (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), File No. 333-152306, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof, (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission), along with the Company’s counterpart to this Agreement, and (4) if the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

4.             The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares and the Warrants set forth below for the aggregate purchase price set forth below.  The Shares and the Warrants shall be purchased pursuant to the Terms and Conditions for Purchase of Shares and Warrants attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.             The manner of settlement of the Shares included in the Shares and the Warrants purchased by the Investor shall be as follows:

Delivery versus payment (“DVP”) through the Depository Trust Company (“DTC”) (i.e., at closing, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by Computershare Trust Company, N.A. (the “Transfer Agent”) directly to the account(s) at Lazard Capital Markets LLC (“LCM”) identified by the Investor; upon receipt of such Shares, LCM shall promptly electronically deliver such shares to the Investor, and simultaneously therewith payment shall be made by LCM  by wire transfer to the Company)  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY LCM OF THE ACCOUNT OR ACCOUNTS AT LCM TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)

CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT LCM TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND THE WARRANTS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND THE WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE OFFERING ALTOGETHER.

6.             The executed Warrants shall be delivered in accordance with the respective terms thereof.

7.             The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors, if any (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.             The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated July 29, 2008, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein, the Prospectus Supplement, dated October 28, 2008 and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.             No offer by the Investor to buy the Shares and the Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or LCM on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10.          For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock, or directly or indirectly convertible into or exchangeable for Common Stock at a price which resets as a function of market price of the Common Stock, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

Number of Shares:
Number of Series I Warrants:
Number of Series II Warrants:
Purchase Price Per Share: $	7.92
Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October 28, 2008

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted

this      day of October, 2008:

CLEAN ENERGY FUELS CORP.

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF THE SHARES AND THE WARRANTS

1.             Authorization and Sale of the Shares and the Warrants.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares and the Warrants.

2.             Agreement to Sell and Purchase the Shares and the Warrants; Placement Agents.

2.1          At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the respective number of Shares and Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares and Warrants are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2          The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3          Investor acknowledges that the Company has agreed to pay Lazard Capital Markets LLC (“LCM”) and W.R. Hambrecht + Co., LLC (“WRHCo” together with LCM, the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of the Shares and the Warrants to the Investor.

2.4          The Company has entered into a Placement Agent Agreement, dated the date hereof (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that, subject to Section 5 hereof, may be relied upon by the Investor, which shall be a third party beneficiary thereof.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company’s Form 8-K filed with the Commission in connection with the Offering.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.             Closings and Delivery of the Shares, Warrants and Funds.

3.1          Closing.  The completion of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investor will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor each of the Series I Warrant and the Series II Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares set forth on the signature page by the

Applicable Warrant Ratio and rounding down to the nearest whole number and (c) the aggregate purchase price for the Shares and the Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2          Conditions to the Company’s Obligations.  (a)  The Company’s obligation to issue and sell the Shares and the Warrants to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares and the Warrants being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares and the Warrants will be subject to the condition that the Placement Agents shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.

3.3          Delivery of Funds.

Delivery Versus Payment through The Depository Trust Company.  The Investor has elected to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, and the Investor shall confirm that the account or accounts at LCM to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares and the Warrants being purchased by the Investor.

3.4          Delivery of Shares.

Delivery Versus Payment through The Depository Trust Company.  The Investor has elected to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, and the Investor shall notify LCM of the account or accounts at LCM to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at LCM identified by Investor and simultaneously therewith payment shall be made by LCM by wire transfer to the Company.

4.             Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents that:

4.1          The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares and the Warrants, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the respective number of Shares and Warrants set forth on the Signature Page, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information.

4.2          (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Shares and the Warrants, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Shares and the Warrants or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares and the Warrants, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3          (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4          The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.  The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop.  In addition, the Company does not intend to apply for listing the Warrants on any securities exchange.  Without an active market, the liquidity of the Warrants will be limited.

4.5          Since the date on which the Placement Agents first contacted such Investor about the Offering, the Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities), and has not violated its obligations of confidentiality.  The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the Offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  Each Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.             Acknowledgement Regarding Investors’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors with applicable law and the provisions of this Agreement, it is understood and acknowledged by the Company (i) that none of the Investors have been asked by the Company to agree, nor has any Investor agreed with the Company, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor, and counter-parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Investors may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to the Warrants are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

6.             Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and the Warrants being purchased and the payment therefor.  The Placement Agents and Lazard Fréres & Co. shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7.             Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Clean Energy Fuels Corp.
3020 Old Ranch Parkway, Suite 200
Seal Beach, California 90740
Attention: Harrison Clay, Esq.
Facsimile: (562) 493-4532

with copies to (which shall not constitute notice):

Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105-2482
Attention: Andrew D. Thorpe, Esq.
Facsimile: (415) 268-7522

(b)       if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.             Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.             Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10.          Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13.          Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares and Warrants to such Investor.

14.          Press Release.  The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material terms and conditions of the

Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

15.          Termination.  In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

CLEAN ENERGY FUELS CORP.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

SERIES I WARRANT

EXHIBIT C

SERIES II WARRANT